Exhibit 99.1

Immersion Corporation Reports Fourth Quarter 2021 Results
Company Continues Focus on Driving Profitability

SAN FRANCISCO, February 24, 2022 – Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, today reported financial results for the fourth quarter ended December 31, 2021.
Fourth Quarter Financial Summary:
•    Total revenues of $9.7 million, compared to $10.9 million in the fourth quarter of 2020. Royalty and license revenues were $9.7 million, compared to $10.9 million in the fourth quarter of 2020.

•    GAAP operating expenses of $3.9 million declined 31% from $5.7 million in the fourth quarter of 2020. Non-GAAP operating expenses of $3.2 million declined 8% from $3.5 million in the fourth quarter of 2020. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•    GAAP net income was $1.3 million, or $0.04 per diluted share, compared to GAAP net income of $8.1 million, or $0.30 per diluted share, in the fourth quarter of 2020. The reduction in GAAP net income was primarily due to the GAAP accounting treatment for income taxes related to our foreign subsidiaries.
•    Non-GAAP net income was $5.8 million, or $0.17 per diluted share, compared to non-GAAP net income of $8.0 million, or $0.29 per diluted share in the fourth quarter of 2020.

•Cash, cash equivalents and short-term investments was $137.9 million as of December 31, 2021.

Fiscal Year 2021 Financial Summary:

•    Revenues for 2021 were $35.1 million, compared to $30.5 million in 2020. Royalty and license revenues for 2021 totaled $34.7 million, compared to $30.2 million in 2020.

•Net income for 2021 was $12.5 million, or $0.39 per diluted share, compared to net income of $5.4 million, or $0.19 per diluted share, for 2020.

•Non-GAAP net income for 2021 was $20.6 million, or $0.65 per diluted share, compared to non-GAAP net loss for 2020 of $10.3 million, or $0.36 per diluted share.

“We are proud of Immersion’s progress in 2021. The business has now posted solid operating profitability in each of the past two years, even without large one-time litigation settlements. Importantly, our cost structure and balance sheet have been significantly improved. All of this is quite the turnaround from our prior history,” said Francis Jose, CEO. “We are currently focused on pursuing opportunities to drive the adoption of our haptics intellectual property in the automotive industry, especially in the burgeoning electric vehicle market; establishing industry technical standards for haptics in mobility and gaming; and ensuring that our intellectual property is recognized in the emerging AR/VR/metaverse market, either through execution of licenses or by proactive enforcement.”

Recent Business Highlights:

•Expanded footprint of licensed automotive Tier 1 suppliers by executing new agreements with Nissha and Duck-il. These new partners strengthen Immersion’s foundation of several licensed Tier 1 suppliers which positions us favorably for further growth in the automotive market.

•Executed commercial partnership with Wacom, the world’s leading manufacturer of pen tablets, interactive pen displays, and digital interface solutions.

•Further progress in development of industry standards in the MPEG and the Internet Engineering Task Force (IETF). MPEG formally approved the creation of a haptic media type in MPEG media files to enable commercial integration of standard compliant haptic technology in mobile, gaming and XR markets.

About Immersion

Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income and Non-GAAP net income per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding our focus on pursuing opportunities to drive the adoption of our haptics intellectual property in the automotive industry, especially in the burgeoning electric vehicle market; establishing industry technical standards for haptics in mobility and gaming; and ensuring that our intellectual property is recognized in the emerging AR/VR/metaverse market, either through execution of licenses or by proactive enforcement, and new partners strengthening our foundation of several licensed Tier 1 suppliers which positions us favorably for further growth in the automotive market.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2020 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2021	December 31, 2020
ASSETS	(1)	(1)
Cash and cash equivalents	$51,490	$59,522
Marketable securities	86,431	—
Accounts and other receivables	1,970	2,218
Prepaid expenses and other current assets	13,432	12,610
Total current assets	153,323	74,350
Property and equipment, net	444	209
Long-term deposits	9,658	12,571
Other assets, net	12,095	9,000
TOTAL ASSETS	$175,520	$96,130
LIABILITIES
Accounts payable	$2	$149
Accrued compensation	555	1,001
Other current liabilities	11,247	2,457
Deferred revenue	4,826	5,173
Total current liabilities	16,630	8,780
Long-term deferred revenue	16,699	21,334
Other long-term liabilities	896	2,035
TOTAL LIABILITIES	34,225	32,149
STOCKHOLDERS’ EQUITY	141,295	63,981
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$175,520	$96,130
(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(1)	(1)	(2)	(2)
Revenues:
Royalty and license	$9,672	$10,870	$34,689	$30,176
Development, services, and other	75	65	400	280
Total revenues	9,747	10,935	35,089	30,456
Costs and expenses:
Cost of revenues	10	30	88	168
Sales and marketing	498	932	3,241	4,999
Research and development	708	1,082	4,150	5,014
General and administrative	2,729	3,649	9,835	18,055
Total costs and expenses	3,945	5,693	17,314	28,236
Operating Income	5,802	5,242	17,775	2,220
Interest and other income (loss)	(647)	605	(485)	939
Income before benefit from (provision for) income taxes	5,155	5,847	17,290	3,159
Benefit from (provision for) income taxes	(3,819)	2,239	(4,806)	2,242
Net Income	$1,336	$8,086	$12,484	$5,401
Basic net income per share	$0.04	$0.30	$0.40	$0.19
Shares used in calculating basic net income per share	33,735	26,959	31,459	28,117
Diluted net income per share	$0.04	$0.30	$0.39	$0.19
Shares used in calculating diluted net income per share	33,851	27,321	31,769	28,477
(1) unaudited quarterly financial data
(2) Derived from audited annual consolidated financial statements

Immersion Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net income	$1,336	$8,086	$12,484	$5,401
Add: Provision for (benefit from) income taxes	3,819	(2,239)	4,806	(2,242)
Less: Non-GAAP provision for income taxes	(66)	(26)	(205)	(129)
Add: Stock-based compensation	341	1,323	2,338	4,756
Add: Restructuring expense	78	827	690	1,446
Add: Depreciation and amortization of property and equipment	24	23	99	1,052
Other non recurring charge	269	—	369	—
Non-GAAP net income	$5,801	$7,994	$20,581	$10,284
Non-GAAP net income per diluted share	$0.17	$0.29	$0.65	$0.36
Shares used in calculating Non-GAAP net income per diluted share	33,851	27,321	31,769	28,477

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Fixed fee license revenue	$1,497	$1,651	$5,843	$5,472
Per-Unit royalty revenue	8,175	9,219	28,846	24,704
Total royalty and license revenue	9,672	10,870	34,689	30,176
Development, services, and other revenue	75	65	400	280
Total revenues	$9,747	$10,935	$35,089	$30,456

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Mobility	50%	57%	60%	69%
Automotive	32%	24%	19%	15%
Gaming	18%	19%	21%	15%
Other	—%	—%	—%	1%
	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2021		2020	2021	2020
GAAP operating expenses	$3,935	—	$5,663	$17,226	$28,068
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(67)		(254)	(745)	(846)
Stock-based compensation expense - R&D	(89)		(216)	(742)	(870)
Stock-based compensation expense - G&A	(185)		(853)	(851)	(3,040)
Restructuring expense	(78)		(827)	(690)	(1,446)
Depreciation and amortization expense of property and equipment	(24)		(23)	(99)	(1,052)
Other non recurring charges	(269)		—	(369)	—
Non-GAAP operating expenses	$3,223		$3,490	$13,730	$20,814

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com